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                             CONSENT OF INDEPENDENT ACCOUNTANTS







To the Board of Trustees of
Smith Barney Utilities Fund
of the Smith Barney Income Funds:







We hereby consent to the following with respect to the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of Smith Barney Income Funds:



1. The incorporation of our report dated September 9, 1994, accompanying the financial statements of the Smith Barney Utilities Fund (formerly the Smith Barney Shearson Utilities
        Fund) as of July 31, 1994, which report is included in the Annual Report of the Smith Barney Utilities Fund for the fiscal year ended July 31, 1994.



2.	The reference to our firm under the heading "Financial
        Statements and Experts" in the Prospectus/Proxy Statement.



3.	The reference to our firm under the heading "Financial
        Highlights" in the Prospectus dated November 7, 1994 of the Smith Barney Utilities Fund.



4.	The reference to our firm under the heading "Counsel and
        Auditors" in the Statement of Additional Information dated November 7, 1994 of the Smith Barney Utilities Fund.






                                                 /s/ Coopers & Lybrand L.L.P.
                                                 Coopers & Lybrand L.L.P.


Boston, Massachusetts
September 29, 1995